EXHIBIT 99.1

           CERTIFICATIONS OF JAMES A. EGIDE, CHAIRMAN OF THE BOARD AND
ACTING PRINCIPAL  EXECUTIVE OFFICER, AND WILLIAM G. ISETTA VICE PRESIDENT, CHIEF
  OPERATING OFFICER AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION
   1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, James A. Egide, Chairman and Acting Principal Executive Officer of Orbis Development, Inc. (the "Company"), hereby certify that (a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                    /s/ JAMES A. EGIDE
                                  --------------------------------
Date: July 18, 2003                        James A. Egide
                                  Chairman of the Board and Acting
                                    Principal Executive Officer,
                                       Orbis Development, Inc.